UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2019 (May 7, 2019)

ASSERTIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(Address of Principal Executive Offices; Zip Code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    As noted in Item 5.07 below, at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Assertio Therapeutics, Inc. (the “Company”), the Company’s stockholders approved an increase in the number of shares available for issuance under the Company’s Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”). A full description of the 2014 Plan appears in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2019. A copy of the 2014 Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting on May 7, 2019 to consider and vote on the following proposals: (i) the election of eight directors to hold office until the 2020 Annual Meeting of Stockholders (Proposal 1); (ii) to approve an increase in the number of shares available for issuance under the Company’s Amended and Restated 2014 Omnibus Incentive Plan (Proposal 2); (iii) to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3); and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 4). A summary of the final voting results for each of the four matters voted upon by the stockholders at the 2019 Annual Meeting is set forth below.

Proposal 1:
The stockholders of the Company elected each of the eight nominees to serve on the Board of Directors for a term to expire at the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The votes on Proposal 1 were as follows:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
James P. Fogarty	44,808,273	858,968	31,027	11,594,323
Karen A. Dawes	44,748,378	920,359	29,531	11,594,323
James J. Galeota, Jr.	44,899,073	766,720	32,475	11,594,323
Arthur J. Higgins	43,505,021	2,165,086	28,161	11,594,323
Heather L. Mason	45,106,151	561,810	30,307	11,594,323
William T. McKee	44,697,289	927,902	73,077	11,594,323
Peter D. Staple	44,286,269	1,380,366	31,633	11,594,323
James L. Tyree	44,684,334	942,083	71,851	11,594,323

Proposal 2:
The stockholders of the Company approved the increase to the number of shares available for issuance under the Company’s Amended and Restated 2014 Omnibus Incentive Plan. The votes on Proposal 2 were as follows:

Votes For	42,993,557
Votes Against	2,662,055
Abstentions	42,656
Broker Non-Votes	11,594,323

Proposal 3:	The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s executive officers. The votes on Proposal 3 were as follows:

Votes For	44,022,408
Votes Against	1,625,688
Abstentions	50,172
Broker Non-Votes	11,594,323

Proposal 4:
The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes on Proposal 4 were as follows:

Votes For	55,411,815
Votes Against	1,827,542
Abstentions	53,234

Item 9.01	Financial Statements and Exhibits

10.1    Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: May 8, 2019	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel